FOURTH AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS FOURTH AMENDMENT dated as of May 16, 2014, to the Distribution Agreement dated as of April 1, 2006, as amended December 1, 2008, March 14, 2012 and December 1, 2012 (the “Agreement”), is entered into by and among RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS, a Delaware statutory trust (the “Trust”), QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”) and RAINIER INVESTMENT MANAGEMENT, LLC (the “Advisor”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to amend the list of Funds and to amend the fees; and

WHEREAS, Section 11 of the Agreement allows for an amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Amended Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS	QUASAR DISTRIBUTORS, LLC

By: /s/ Melodie B. Zakaluk	By: /s/ James R. Schoenike
Name: Melodie B. Zakaluk	Name: James R. Schoenike
Title: President/CEO	Title: President

RAINIER INVESTMENT MANAGEMENT, LLC

By: /s/ Melodie B. Zakaluk
Name: Melodie B. Zakaluk
Title: COO

Amended Exhibit A to the

Distribution Agreement

Separate Series of Rainier Investment Management Mutual Funds

Name of Series	Date Added
Rainier Balanced Fund	05-10-1994
Rainier Balanced Fund I	05-02-2002
Rainier Large Cap Equity Fund	05-10-1994 (1)
Rainier Large Cap Equity Fund I	05-02-2002 (1)
Rainier Intermediate Fixed Income Fund	05-02-2002
Rainier Small/l’v1id Cap Equity Fund	05-10-1994
Rainier Small/l’v1id Cap Equity Fund I	05-02-2002
Rainier Mid Cap Equity Fund	12-07-2005
Rainier Mid Cap Equity Fund I	12-07-2005
Rainier High Yield Fund I	03-31-2009
Rainier High Yield Fund	07-31-2012
Rainier International Discovery Fund	03-28-2012
Rainier International Discovery Fund, A	11-30-2012

(1)	Effective 11112013, a [ ] basis point fee waiver will be in place for both classes of the Large Cap Equity Fund until 7/3112014.

Amended Exhibit B to the Distribution Agreement - Rainier

RAINIER MUTUAL FUNDS TRANSFER AGENCY, FUND ACCOUNTING, DOMESTIC CUSTODY, AND REGULATORY DISTRIBUTION AND FUND ADMINISTRATION SERVICES – MASTER ANNUAL FEE SCHEDULE at June 1, 2014

The following is a combined fee schedule for all services provided by U.S. Bancorp Fund Services, LLC to The Rainier Funds

ANNUAL FEE BASED ON TOTAL ASSETS OF THE FUND COMPLEX UP TO [ ] FUNDS AND [ ] CLASSES EACH.*

[ ] Basis Points on the first $[ ]

[ ] Basis Points on the first $[ ]

[ ] Basis Points on the first $[ ]

[ ] Basis Points thereafter

Complex Minimum: $[ ] ($[ ] per fund minimum for Funds with up to [ ] Classes, $[  ] per fund minimum for Funds with [ ] Classes)

*This fee will be reduced by the distribution fee paid to Quasar as described below. REGULATORY DISTRIBUTION (QUASAR) ALLOCATION TO BE PAID DIRECTLY THROUGH 12b-1 FEES OR BY ADVISER

ANNUAL FEE OF $[ ] PER FUND

[ ] SHARES - $[ ] MINIMUM ORIGINAL SHARES – $[ ] MAXIMUM

Out of Pocket Costs Included in Basis Points Services Fee:

–       Shareholder Communication Stationery

¡      Statements, confirms, etc.

¡     Postage

–       Shareholder Mailing and Inserting

–       Voice Response Services

¡      Account

    inquiry/maintenance/transactions

–       800 Telephone Service Cost

–       Anti-Money Laundering Service

–       Security Pricing

–       Corporate Action Services

–       Manual Security Pricing

–       EDGAR filings, retention of records

–       U.S. Bancorp Employee Board Meeting Travel

–       Adhoc reports

–       Sales reporting

–       Financial Advisor/Broker Web Access (Vision)

¡      Inquiry/transactions activity

–       NSCC – Fund/SERV, Networking Services

–       Advertising Compliance Reviews (allocated to Quasar  fees)

Annual Supervision of Licensed Registered Reps up to [ ]

Out of Pocket Costs NOT Included in Basis Points Service Fee (appropriate distribution/marketing items will be allocated to Quasar):

–       Printing of Prospectus, Annual/semi Reports,  Advertising and Sales Materials

–       Proxies and Proxies Services

–       Literature Fulfillment Service

–       Engagement of designers, free-lance writers and  public relations firms

–       Fair Value Pricing Services

–       Shareholder Web Access (FanWeb)

¡      Setup/maintenance/activity

–       Money Center Trading Services

–       Chief Compliance Officer Services

–       Business On-Line Sales Solutions (B.O.S.S.)

–       FINRA Advertising filing fees

–       FINRA out of pocket fees, to include State  Registration and filing fees

–       Annual Supervision of Licensed Registered Reps  greater than [ ]

Additional Funds: Fee Schedule to be re-negotiated; if number of funds exceeds [ ].

Additional Class Set-up and conversion costs:  None

Amended Exhibit B (continued) to the Distribution Agreement -Rainier

Quasar Distributors, LLC Regulatory Distribution Services at June, 2014

Regulatory Distribution Annual Services Per Fund

—	Base annual fee of $[ ] /fund up to [ ] funds• ’
—	All Default Sales Load and Underwriter Concessions on sales of Fund Shares (Underwriter Concessions) payable to Quasar.

•Base annual fee to be offset by default sales charges and underwriter concessions. lf excess default sales charge and/or underwriter concession funds remain after the offset of Quasar’s distribution fee. Quasar will make the balance available for use by the Fund for pre-approved marketing expenses only a rate of [  ]% of the remaining balance. The remaining [  ]% will be retained by Quasar to offset Quasar expenses.

Standard Advertising Compliance Review

$[  ] per communication piece for the first [  ] pages (minutes if tape or video); $[  ]/page (minute if tape or video) thereafter. [Standard Quasar Review included in base fee.]

$[  ] FINRA filing fee per communication piece for the first [ ] pages (minutes if tape or video); $[ ]/page (minute if tape or video) thereafter. [FINRA filing fee subject to change.]

(FINRA filing fee may not apply to all communication pieces)

Expedited Advertising Compliance Review

$[   ] per communication piece for the first [  ] pages (minutes if audio or video); $[  ]/page (minute if audio or video) thereafter, [   ] hour initial turnaround.

$[  ] FINRA filing fee per communication piece for the first [  ] pages (minutes if audio or video); $[  ]/page (minute if audio or video) thereafter. [FINRA filing fee subject to change.]

([  ] day turnaround IF accepted by FINRA, FINRA filing fee may not apply to all communication pieces)

Licensing of Investment Advisor’s Staff (if desired)

$[  ]/year per registered representative over [  ]. [$[   ]/year for the first [   ] registered representatives.]

—	Quasar sponsors the following licenses: Series, 6, 7, 24, 26, 27, 63, 66

$[  ]/FINRA designated branch location

●	Plus all associated FINRA and state fees for Registered Representatives, including license and renewal fees

Fund Fact Sheets

—	Design - $[ ]/fact sheet, includes first production

●	Production - $[ ]/fact sheet per production period

●	All printing costs are out-of-pocket expenses, and in addition to the design fee and production fee

●	Web sites, third-party data provider costs, brochures, and other sales support materials - Project priced via Quasar proposal

Out-of-Pocket Expenses

Reasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of shares, including, but not limited to:

Typesetting, printing and distribution of prospectuses and shareholder reports

Production, printing, distribution, and placement of advertising, sales literature, and materials Engagement of designers, free-lance writers, and public relations firms

—	Postage, overnight delivery charges

FINRA registration fees [To include late U5 charge (if applicable)]

(FINRA advertising filing fees are included in Advertising Compliance Review section above)

●	Record retention

●	Travel, lodging, and meals

Fees are billed monthly.

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